UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2009

STAR RESORTS DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52449	98-0521492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brickell Ave. #1550, Miami, FL 33131
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 305-728-5254

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 4, 2009, we issued to Blue Mint Exploration Inc., a convertible promissory note in the amount of $40,000. The promissory note is payable in full on February 4, 2011, and will accrue interest at the rate of 9% per year starting 180 days from the date of the promissory note.

Blue Mint has the option that at any time on or after February 4, 2009, of converting the outstanding principal amount and accrued interest under the promissory note into common shares at a conversion rate based upon 100% of the average closing prices of our common shares as quoted on the OTC Bulletin Board for the 10 trading days immediately preceding the conversion date.

Blue Mint may also exercise the option of giving our company written notice that the entire unpaid principal amount of the promissory note and the applicable interest is payable if any events of default have occurred and be continuing at the time of such notice.

We may pre-pay the Note and any accrued interest at anytime after March 4, 2009.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is covered by Item 1.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this Item 3.02 is covered by Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Convertible Promissory Note dated February 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR RESORTS DEVELOPMENT INC.

/s/ James Pierce

James Pierce
Chief Financial Officer

February 6, 2009